UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported): April 13, 2016
PEABODY ENERGY CORPORATION
(Exact name of registrant as specified in its charter)

Delaware	1-16463	13-4004153
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

701 Market Street, St. Louis, Missouri	63101-1826
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (314) 342-3400
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.01	Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

On April 13, 2016, the New York Stock Exchange (the “NYSE”) suspended trading in the common stock of Peabody Energy Corporation (the “Company”) and notified the Company that the common stock is no longer suitable for listing pursuant to Section 8.02.01D of the NYSE continued listing standards. The NYSE reached this decision in view of the Company’s April 13, 2016 announcement that it and a majority of its wholly-owned domestic subsidiaries, as well as one international subsidiary in Gibraltar, have filed voluntary petitions for reorganization under chapter 11 of Title 11 of the U.S. Code in the United States Bankruptcy Court for the Eastern District of Missouri.
The NYSE has informed the Company that it will apply to the U.S. Securities and Exchange Commission to commence proceedings to delist the Company’s common stock. The Company does not intend to appeal the NYSE’s determination, and therefore it is expected that the Company’s common stock will be delisted from the NYSE.
The Company’s common stock is expected to begin trading on the OTC Pink Sheets marketplace under the symbol BTUUQ on April 14, 2016. The Company can provide no assurance that its common stock will commence or continue trading on this market, whether broker-dealers will continue to agree to provide public quotes of the Company’s common stock on this market, whether the trading volume of the Company’s common stock will be sufficient to provide for an efficient trading market or whether quotes for the Company’s common stock will continue on this market in the future.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PEABODY ENERGY CORPORATION

April 13, 2016	By:	/s/ A. Verona Dorch
Name: A. Verona Dorch Title: Chief Legal Officer

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